 FOR IMMEDIATE RELEASE                                                                                                   NEWS

November 6, 2014                                                                                                   NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER RESULTS;

 MAINTAINS 2014 PRODUCTION OUTLOOK

COLORADO SPRINGS – November 6, 2014 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported production results for the third quarter ended September 30, 2014 of 17,262 ounces precious metal gold equivalent (AuEq) (calculated at actual sales price ratio of 65:1), which generated $21.1 million in revenue for the quarter.  Gold Resource Corporation is a gold and silver producer with operations in the southern state of Oaxaca, Mexico.  The Company has returned over $100 million to shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers shareholders the option to convert their cash dividends and take delivery in physical gold and silver.

2014  Q3 HIGHLIGHTS

•	17,262 ounces AuEq mill production
•	11,923 ounces AuEq sold
•	5,878 ounces AuEq of high grade gold and silver concentrate produced and stockpiled in ending inventory
•	$364 total cash cost per ounce AuEq (after by-product credits and including 5% royalty)
•	52% decrease in total cash cost per ounce AuEq from Q3 2013
•	$8.8 million Cash Flow from Mine Site Operations
•	$11.4 million by-product credits, or $960 per ounce AuEq sold
•	$1.6 million dividend distributions, or $0.03 per share for quarter
•	$100 million in total dividends returned to shareholders since July 2010
•	Completion and commissioning of the new Aguila mill Doré Facility

Overview of Q3 2014 El Aguila Project Results

Gold Resource Corporation’s El Aguila Project produced 17,262 ounces AuEq at a total cash cost of $364 per ounce.  Realized average metal price sales during the quarter were $1,295 per ounce gold and $20 per ounce silver.  The Company recorded a net loss of $(1.5) million, or $(0.03) per share, which if the Company had not stockpiled the 5,878 gold equivalent ounces of the high-grade gold and silver concentrates in its inventory, in preparation for processing in the new Aguila Mill Doré facility, the outcome would have resulted in net income instead of a net loss per share for the three months ended September, 30, 2014. Cash Flow from Mine Site Operations totaled $8.8 million.  The Company paid $1.6 million to shareholders in dividends, or $0.03 per share during the quarter.  Cash and cash equivalents at quarter end totaled $24.8 million, a 66% increase from December 31, 2013.  Realized gold and silver prices increased 4% and 5%, respectively, from the third quarter of 2013.

“The Company delivered weaker than expected quarterly operating results with production levels approximately 24% lower in the quarter compared to the quarterly average of the first half of 2014,” stated Gold Resource Corporation’s CEO and President, Mr. Jason Reid.  “The Company has implemented new mine management in response to these unsatisfactory results and believes that fourth quarter production can rebound, which puts the lower range of the Company’s 2014 Outlook within reach.   We stockpiled much of our high-grade gold and silver concentrates produced during the quarter in preparation for pouring Doré bars in our new Doré facility, which we began commissioning at the end of the quarter and which increased our unsold inventories.  We recorded a $(0.03) per share loss which was contributed by unsold concentrate inventory as a result of stockpiling  the high-grade concentrates for the Doré facility process.  These inventoried ounces are planned to be processed and sold during the fourth quarter as Doré bars.  By expanding our production methods, we expect to lower our treatment and royalty costs for the Doré ounces sold further optimizing operational costs.  Total cash costs of $364 per precious metal gold equivalent ounce sold, calculated after by-product credits and including royalties, was 52% lower than third quarter of 2013 and in line with total cash costs the prior two quarters of this year.  Though the third quarter was a challenging one, it was not without some measures of success as we reached a major Company milestone by returning an aggregate of over $100 million dollars back to shareholders in consecutive monthly dividends.”

Below is a table of the key production statistics for our El Aguila Project during the three and nine months ended September 30, 2014 and 2013:

Production and Sales Statistics - La Arista Underground Mine
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Production Summary
Milled:
Tonnes Milled	79,568	84,017	283,793	232,940
Tonnes Milled per Day	865	913	1,040	853
Grade:
Average Gold Grade (g/t)	2.78	3.67	3.18	3.72
Average Silver Grade (g/t)	291	321	297	338
Average Copper Grade (%)	0.47	0.38	0.40	0.39
Average Lead Grade (%)	2.12	1.09	1.52	1.10
Average Zinc Grade (%)	5.67	2.73	3.97	2.71
Recoveries:
Average Gold Recovery (%)	92	91	92	90
Average Silver Recovery (%)	92	92	92	92
Average Copper Recovery (%)	76	78	78	78
Average Lead Recovery (%)	80	68	76	69
Average Zinc Recovery (%)	85	81	83	78
Mill production (before payable metal deductions)(1)
Gold (ozs.)	6,523	9,063	26,687	24,976
Silver (ozs.)	687,240	796,028	2,506,466	2,321,345
Copper (tonnes)	284	252	891	702
Lead (tonnes)	1,350	627	3,273	1,786
Zinc (tonnes)	3,816	1,851	9,340	4,932
Payable metal sold
Gold (ozs.)	2,932	7,683	19,846	23,934
Silver (ozs.)	575,413	741,757	2,171,298	2,360,655
Copper (tonnes)	228	229	751	728
Lead (tonnes)	1,204	585	2,938	1,724
Zinc (tonnes)	2,976	1,552	7,383	4,467
Average metal prices realized (2)
Gold (oz.)	$1,295	$1,240	$1,287	$1,437
Silver (oz.)	$20	$19	$20	$25

Copper (tonne)	$7,103	$6,879	$6,920	$7,409
Lead (tonne)	$2,238	$2,111	$2,157	$2,241
Zinc (tonne)	$2,394	$1,848	$2,209	$1,967
Precious metal gold equivalent ounces produced (mill production)(1)(3)(4)
Gold Ounces	6,523	9,063	26,687	24,976
Gold Equivalent Ounces from Silver	10,739	12,181	38,495	39,172
Total Precious Metal Gold Equivalent Ounces	17,262	21,244	65,182	64,148
Precious metal gold equivalent ounces sold(3)(4)
Gold Ounces	2,932	7,683	19,846	23,934
Gold Equivalent Ounces from Silver	8,991	11,350	33,348	40,064
Total Precious Metal Gold Equivalent Ounces	11,923	19,033	53,194	63,998
Total cash cost (before by-product credits) per precious metal gold equivalent ounce sold (including royalties) (5)	$1,324	$1,054	$958	$891
Total cash costs, after by-product credits, per precious metal gold equivalent ounce sold (including royalties) (5)	$364	$756	$434	$609

(1)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill, for which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates derived from sampling methods and assaying throughout the mill production process.  The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(2)

Average metal prices realized vary from the market metal prices due to out of period settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(3)

Precious metal gold equivalent mill production for the three months ended September 30, 2014 of 17,262 ounces differs from gold equivalent ounces sold for the same period of 11,923 due principally to buyer (smelter) concentrate processing deductions of approximately 1,466 gold equivalent ounces and an increase in gold equivalent ounces contained in ending inventory of approximately 3,872 ounces.

(4)

Precious metal gold equivalent mill production for the nine months ended September 30, 2014 of 65,182 ounces differs from gold equivalent ounces sold for the same period of 53,194 principally due to buyer (smelter) concentrate processing deductions of approximately 6,918 gold equivalent ounces and an increase in gold equivalent ounces contained in ending inventory of approximately 5,070 ounces.

(5)	Non-GAAP measure to total mine cost of sales reconciliation, which is the most comparable U.S. GAAP measure, can be found below in “Non-GAAP Measures”.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca.  The Company has 54,179,369 shares outstanding and no warrants.  Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and nine months ended September 30, 2014 and 2013, its financial condition at September 30, 2014 and December 31, 2013 and its cash flows for the nine months ended September 30, 2014 and 2013.  The summary data for the three and nine months ended September 30, 2014 is unaudited; the summary data for the year ended December 31, 2013 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2013, but do not include the footnotes and other information that is included in the complete financial statements.  Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure.  Please see "Management's Discussion and Analysis and Results of Operation" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
for the three and nine months ended September 30, 2014 and 2013
(U.S. dollars in thousands, except shares and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Sales of metals concentrate, net	$21,052	$29,405	$85,873	$98,375
Mine cost of sales:
Production costs	13,025	17,284	43,107	47,926
Depreciation, depletion and amortization	1,180	717	2,969	1,810
Reclamation and remediation	-	27	-	84
Total mine cost of sales	14,205	18,028	46,076	49,820
Mine gross profit	6,847	11,377	39,797	48,555
Costs and expenses:
General and administrative expenses	4,361	5,478	9,623	13,319
Exploration expenses	2,901	2,062	5,786	8,167
Facilities and mine construction	-	5,721	-	17,375
Total costs and expenses	7,262	13,261	15,409	38,861
Operating (loss) income	(415)	(1,884)	24,388	9,694
Other income (expense)	69	(660)	766	(2,558)
(Loss) Income before income taxes	(346)	(2,544)	25,154	7,136
Provision (benefit) for income taxes	1,109	(714)	12,264	2,953
Net (loss) income	$(1,455)	$(1,830)	$12,890	$4,183
Other comprehensive (loss) income:
Currency translation gain	-	(22)	-	(33)
Comprehensive (loss) income	$(1,455)	$(1,852)	$12,890	$4,150
Net (loss) income per common share:
Basic:	$(0.03)	$(0.03)	$0.24	$0.08
Diluted:	$-	$-	$0.24	$0.08

Weighted average shares outstanding:
Basic	54,179,369	53,320,673	54,098,783	53,093,288
Diluted	-	-	54,698,748	55,364,417

GOLD RESOURCE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except shares)

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,800	$14,973
Gold and silver bullion	3,615	3,801
Accounts receivable	5,920	2,307
Inventories	9,013	7,468
Income taxes receivable	-	6,488
Deferred tax assets	3,973	3,973
Prepaid expenses and other assets	4,421	5,808
Total current assets	51,742	44,818
Land and mineral rights	227	227
Property, equipment and mine development - net	26,772	18,127
Inventories	903	903
Deferred tax assets	27,663	27,663
Investments (including $3,287 and nil, respectively, measured at fair value)	3,518	231
Total assets	$110,825	$91,969
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,298	$2,873
Accrued expenses	5,324	5,613
Capital lease obligations	1,491	1,469
IVA taxes payable	1,147	925
Income taxes payable	5,710	-
Dividends payable	542	538
Total current liabilities	19,512	11,418
Capital lease obligations	1,266	2,387
Reclamation and remediation liabilities	2,804	2,887
Total liabilities	23,582	16,692
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
54,515,767 and 54,115,767 shares issued and outstanding, respectively	55	54
Additional paid-in capital	91,987	88,044
Retained earnings/Accumulated (deficit)	2,256	(5,766)
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive (loss)	(1,171)	(1,171)
Total shareholders' equity	87,243	75,277
Total liabilities and shareholders' equity	$110,825	$91,969

GOLD RESOURCE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2014 and 2013
(U.S. dollars in thousands)
(Unaudited)

	2014	2013

Cash flows from operating activities:
Net income	$12,890	$4,183
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation, depletion and amortization	3,107	1,891
Reclamation and remediation	-	84
Stock-based compensation	3,847	5,996
Unrealized foreign currency exchange loss (gain)	545	711
Impairment loss on gold and silver bullion	162	1,743
Unrealized gain due to changes in fair value of investments	(1,504)	-
Deferred tax assets	-	(275)
Changes in operating assets and liabilities:
Accounts receivable	(3,699)	1,267
Inventories	(1,582)	(1,506)
Prepaid expenses and other assets	1,354	(3,727)
Accounts payable	2,059	46
Accrued expenses	(3,007)	3,970
IVA taxes payable/receivable	217	(2,263)
Income taxes payable/receivable	11,907	(8,456)
Net cash provided by operating activities	26,296	3,664
Cash flows from investing activities:
Capital expenditures	(10,524)	(5,891)
Proceeds from sale of building	1,737	-
Purchases of gold and silver bullion	-	(1,002)
Proceeds from conversion of gold and silver bullion	23	1,247
Investments	(1,805)	(231)
Net cash used in investing activities	(10,569)	(5,877)
Cash flows from financing activities:
Proceeds from exercise of stock options	100	545
Dividends paid	(4,868)	(20,674)
Proceeds from capital leases	-	4,219
Repayment of capital leases	(1,099)	-
Net cash used in financing activities	(5,867)	(15,910)
Effect of exchange rates on cash and equivalents	(33)	(23)
Net increase (decrease) in cash and cash equivalents	9,827	(18,146)
Cash and equivalents at beginning of period	14,973	35,780
Cash and equivalents at end of period	$24,800	$17,634

Supplemental Cash Flow Information
Interest paid	$139	$48
Income taxes paid	$-	$11,166